EXHIBIT 99.1

Jameson Inns, Inc.                             PRESS RELEASE
8 Perimeter Center East, Suite 8050            Atlanta, Georgia 30346            (770) 901-9020 FAX (770) 901-9550

            FOR IMMEDIATE RELEASE

July 16, 2002
Contact:    Craig R. Kitchin
President and
         Chief Financial Officer
         (770) 901-9020

Jameson Inns, Inc. Reports Occupancy ADR, and RevPAR for June 2002

ATLANTA—Jameson Inns, Inc. (NASDAQ:JAMS), a hotel real estate investment trust (REIT), and owner of Jameson Inn and Signature Inn hotels, today announced that revenue per available room (“RevPAR”) at its owned properties was $33.94 in June, down less than five percent from June 2001. Average daily rate (“ADR”) at its owned properties increased two percent in June 2002 while occupancy rates for its owned hotels declined just over 4 points compared to June in 2001.

	Occupancy		ADR		RevPAR
	2002	2001	2002	2001	2002	2001

June
Jameson Inns	61.4%	61.7%	$57.19	$55.95	$35.13	$34.55
Signature Inns	51.0%	62.4%	$62.26	$60.48	$31.78	$37.73
All Inns	57.7%	62.0%	$58.78	$57.62	$33.94	$35.72

Smith Travel Research reported that preliminary June figures show RevPAR declining 4 to 6% for the entire U.S. lodging industry. Commenting on the June numbers, CEO Thomas W. Kitchin stated, “Although RevPAR for all of our hotels was down a little more in June than in April or May, we mirrored what the rest of the industry experienced. The trend for the last three months is encouraging.”

Jameson Inns is a hotel real estate investment trust (REIT) which owns limited-service hotel properties operating as Jameson Inns and Signature Inns. For more information, visit www.jamesoninns.com.

Forward-Looking Statements

This press release contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements represent the Company’s judgment and are subject to various risks and uncertainties that could cause actual operating results to differ materially from those expressed or implied in the forward-looking statements. From time to time, these risks are discussed in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.